                     ALLIANCE GROWTH AND INCOME FUND, INC
                          1345 Avenue of the Americas
                            New York, New York 10105
                            Toll Free (800) 221-5672

                                                              September 22, 2000

To the Stockholders of Alliance Growth and Income Fund, Inc. (the "Fund"):

     The accompanying Notice of Meeting and Proxy Statement present five proposals to be considered at the Fund's Special Meeting of Stockholders to be held on November 2, 2000. The proposals are discussed more fully in the accompanying Proxy Statement.

     The first two proposals are for, respectively, the reelection of the Fund's Directors and the ratification of the selection of PricewaterhouseCoopers LLP as independent accountants to the Fund for its fiscal year ending October 31, 2000. The third proposal is for an amendment to the Fund's investment advisory agreement with Alliance Capital Management L.P. to increase the advisory fee payable by the Fund to Alliance and to revise the investment advisory fee breakpoint schedule. The last two proposals relax or remove, in each case consistent with the Investment Company Act of 1940 (the "1940 Act"), certain outdated investment restrictions which were required by state "blue sky" laws that were preempted and thus nullified by Congress in 1996. These restrictions are not required by the 1940 Act and could impair the ability of the Fund to respond competitively to future market developments. The Board believes that it is in the best interests of the Fund and its stockholders to change these restrictions to provide the Fund with the investment flexibility allowed by the 1940 Act.

     We welcome your attendance at the Meeting. If you are unable to attend, we encourage you to vote your proxy promptly, in order to spare the Fund additional proxy solicitation expenses. Shareholder Communications Corporation ("SCC"), a professional proxy solicitation firm, has been selected to assist stockholders in the voting process. As the date of the Meeting approaches, if we have not yet received your proxy, you may receive a telephone call from SCC reminding you to exercise your right to vote. If you have any questions regarding the Meeting agenda or how to submit your proxy, please call SCC at (800) 733-8481 ext.454.



                                    Sincerely,

                                    John D. Carifa
                                    Chairman and President

[Alliance Capital Logo]

                                           Alliance Growth and Income Fund, Inc.

-----------------------------------------------------------

1345 Avenue of the Americas, New York, New York 10105
Toll Free (800) 221-5672
-----------------------------------------------------------

                                 --------------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                                November 2, 2000

To the Stockholders of Alliance Growth and Income Fund, Inc.:

     Notice is hereby given that a Special Meeting of Stockholders (the "Meeting") of Alliance Growth and Income Fund, Inc., a Maryland corporation (the "Fund"), will be held at the offices of the Fund, 1345 Avenue of the Americas, 33rd Floor, New York, New York 10105, on Thursday, November 2, 2000 at 11:00 a.m., for the following purposes, all of which are more fully described in the accompanying Proxy Statement dated September 22, 2000:

1. To elect eight Directors of the Fund, each to hold office until his or her successor is duly elected and qualified;

2. To ratify the selection of PricewaterhouseCoopers LLP as independent accountants of the Fund for its fiscal year ending October 31, 2000;

3. To consider and vote on the approval of an amendment to the Fund's Investment Advisory Agreement with Alliance Capital Management L.P. (the "Adviser") to increase the advisory fee payable by the Fund to the Adviser and revise the investment advisory fee breakpoint schedule;

4. To approve an amendment of a fundamental policy to permit the Fund to engage in securities lending to the extent permitted by the Investment Company Act of 1940, as amended (the "1940 Act");

5. To approve the reclassification of the Fund's fundamental policy relating to portfolio diversification as a non-fundamental policy and the revision of that policy to permit the Fund to fully utilize the investment latitude for diversified funds established by the 1940 Act; and

6.   To transact such other business as may properly come before the Meeting.

     The Board of Directors has fixed the close of business on September 8, 2000 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting and any postponement or adjournment thereof.

     The enclosed proxy is being solicited on behalf of the Board of Directors of the Fund. Each stockholder who does not expect to attend the Meeting in person is requested to complete, date, sign and promptly return the enclosed proxy card, or to vote by telephone or via the Internet as described on the enclosed proxy card.

        The Board of Directors recommends approval of all the proposals.

                                            By Order of the Board of Directors,

                                            Edmund P. Bergan, Jr.
                                            Secretary

New York, New York
September 22, 2000

-----------------------------------------------------------------------------
                             YOUR VOTE IS IMPORTANT

         Please indicate your voting instructions on the enclosed proxy card, sign and date it, and return it in the envelope provided, which needs no postage if mailed in the United States. You may also vote via the Internet or by telephone. To do so, please follow the instructions on the enclosed proxy card. Your vote is very important no matter how many shares you own. Please mark and mail your proxy promptly or vote by telephone or through the Internet in order to save the Fund any additional cost of further proxy solicitation and in order for the Meeting to be held as scheduled.

-----------------------------------------------------------------------------
(R) This registered service mark used under license from the owner, Alliance Capital Management L.P.

                                 PROXY STATEMENT

                      ALLIANCE GROWTH AND INCOME FUND, INC.

                           1345 Avenue of the Americas

                            New York, New York 10105

                                ----------------

                         SPECIAL MEETING OF STOCKHOLDERS

                                November 2, 2000

                                ----------------

                                  INTRODUCTION

         This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Alliance Growth and Income Fund, Inc., a Maryland corporation (the "Fund"), to be voted at the Special Meeting of Stockholders of the Fund (the "Meeting"), to be held at the offices of the Fund, 1345 Avenue of the Americas, 33rd Floor, New York, New York 10105, on Thursday, November 2, 2000 at 11:00 a.m. Proxies will be solicited primarily by mail and solicitation may also be made by telephone. Solicitation costs will be borne by Alliance Capital Management L.P., the Fund's investment adviser (the "Adviser").

         The Board of Directors has fixed the close of business on September 8, 2000 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting and at any postponement or adjournment thereof (the "Record Date"). The outstanding voting shares of the Fund as of the Record Date consisted of [_________] shares of common stock, representing four classes of shares, each share being entitled to one vote. All properly executed and timely received proxies will be voted in accordance with the instructions marked thereon or otherwise provided therein. Accordingly, unless instructions to the contrary are marked, proxies will be voted for the election of eight directors (Proposal One), for the ratification of the selection of PricewaterhouseCoopers LLP as the Fund's independent accountants for its fiscal year ending October 31, 2000 (Proposal Two), for the approval of an amendment to the Fund's Investment Advisory Agreement (the "Advisory Agreement") with the Adviser to provide for an increase in the advisory fee payable by the Fund to the Adviser and to revise the investment advisory fee breakpoint schedule (Proposal Three), for the approval of an amendment to a fundamental policy to permit the Fund to engage in securities lending to the extent permitted by the Investment Company Act of 1940, as amended (the "1940 Act")(Proposal Four), and for the approval of the reclassification of the Fund's fundamental policy relating to portfolio diversification as a non-fundamental policy and the revision of that policy to permit the Fund to fully utilize the investment latitude for diversified funds established by the 1940 Act (Proposal Five). (These proposals are referred to individually as a "Proposal" and collectively as the "Proposals".) Any stockholder may revoke that stockholder's proxy at any time prior to exercise thereof by giving written notice to the Secretary of the Fund at 1345 Avenue of the Americas, New York, New York 10105, by signing another proxy of a later date or by personally voting at the Meeting.

         Properly executed proxies may be returned with instructions to abstain from voting or to withhold authority to vote (an "abstention") or represent a broker "non-vote" (which is a proxy from a broker or nominee indicating that the broker or nominee has not received instructions from the beneficial owner or other person entitled to vote shares on a particular matter with respect to which the broker or nominee does not have discretionary power to vote). The shares represented by such a proxy will be considered present for purposes of determining the existence of a quorum for the transaction of business. Those shares not being cast will have no effect, however, on the outcome of the Proposals. If any proposal, other than the Proposals, properly comes before the Meeting, the shares represented by proxies will be voted on all such other proposals in the discretion of the person or persons voting the proxies. The Fund has not received notice of, and is not otherwise aware of, any other matter to be presented at the Meeting.

         A quorum for the Meeting will consist of the presence in person or by proxy of the holders of a majority of the shares entitled to vote at the Meeting. Whether or not a quorum is present at the Meeting, if sufficient votes in favor of the position recommended by the Board of Directors on any Proposal described in the Proxy Statement are not timely received, the persons named as proxies may, but are under no obligation to, with no other notice than announcement at the Meeting, propose and vote for one or more adjournments of the Meeting to permit further solicitation of proxies. The Meeting may be adjourned with respect to fewer than all the Proposals in the Proxy Statement, and a stockholder vote may be taken on any one or more of the Proposals prior to any adjournment if sufficient votes have been received for approval thereof. Shares represented by proxies indicating a vote contrary to the position recommended by the Board of Directors on a Proposal will be voted against adjournment as to that Proposal.

         The Fund has engaged Shareholder Communications Corporation ("SCC"), 17 State Street, New York, New York 10004, to assist the Fund in soliciting proxies for the Meeting. SCC will receive a fee of $17,500 for its services plus reimbursement of out-of-pocket expenses.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

         At the Meeting, eight Directors are to be elected, each to serve until his or her successor is duly elected and qualifies. The affirmative vote of a majority of the votes cast at the Meeting is required to elect a Director. It is the intention of the persons named as proxies in the accompanying proxy to nominate and vote in favor of the election of each nominee referred to below.

         Messrs. John D. Carifa, David H. Dievler, John H. Dobkin, William H. Foulk, Jr., Clifford L. Michel and Donald J. Robinson, Ms. Ruth Block and Dr. James M. Hester were previously elected as Directors of the Fund by its stockholders. The foregoing individuals are standing for reelection at the Meeting. Each of the eight nominees has consented to serve as a Director of the Fund. The Board of Directors knows of no reason why any of the nominees will be unable to serve, but in the event any nominee is unable to serve or for good cause will not serve, the proxies received indicating a vote in favor of such nominee will be voted for a substitute nominee as the Board of Directors may recommend.

         Certain information concerning the Fund's Directors is set forth below. Each is a director or trustee of other investment companies sponsored by the Adviser.

                                                                                      Number of shares of the Fund's
                                                                                         common stock beneficially
                                                                      Year first       owned directly or indirectly
    Name, age, positions and offices with the Fund, principal          became a                    as of
occupations during the  past five years and other Directorships        Director              September 8, 2000
---------------------------------------------------------------        --------              -----------------
*    John D. Carifa, Chairman of the Board, 54. President, Chief
     Operating Officer and a Director of Alliance Capital Management
     Corporation, the general partner of the Adviser ("ACMC"), which
     he has been associated with since prior to 1995.                      1987                       [ ]

**+  Ruth Block, Director, 69. Formerly an Executive Vice President
     and Chief Insurance Officer of The Equitable Life Assurance
     Society of the United States. She is a Director of Ecolab
     Incorporated (specialty chemicals) and BP Amoco Corporation (oil
     and gas).                                                             1986                       [ ]


**+  David H. Dievler, Director, 70. Independent Consultant. Formerly
     a Senior Vice President of ACMC until December 1994.                  1987                       [ ]

**+  John H. Dobkin, Director, 58. President of Historic Hudson Valley
     (historic preservation) since prior to 1995. Previously, he was
     Director of the National Academy of Design.                           1992                       [ ]

**+  William H. Foulk, Jr., Director, 67. Investment Adviser and
     Independent Consultant. He was formerly Senior Manager of Barrett
     Associates, Inc., a registered investment adviser, with which he
     had been associated since prior to 1995.                              1992                       [ ]

--------------------------
* "Interested person," as defined in the 1940 Act, of the Fund because of an affiliation with the Adviser.
**   Member of the Audit Committee.
+    Member of the Nominating Committee.

                                                                                      Number of shares of the Fund's
                                                                                         common stock beneficially
                                                                      Year first       owned directly or indirectly
    Name, age, positions and offices with the Fund, principal          became a                    as of
occupations during the  past five years and other Directorships        Director              September 8, 2000
----------------------------------------------------------------      ----------            ------------------
**+  Dr. James M. Hester, Director, 75. President of The Harry Frank
     Guggenheim Foundation, with which he has been associated since prior to 1995. He was formerly President of New York University and The New York Botanical Garden and Rector of The United
     Nations University.                                                   1989                     [ ]

**+  Clifford L. Michel, Director, 60. Member of the law firm of
     Cahill Gordon & Reindel, with which he has been associated since prior to 1995. He is President and Chief Executive Officer of
     Wenonah Development Company (investments) and a Director of
     Placer Dome, Inc. (mining).                                           1989                     [ ]

**+  Donald J. Robinson, Director, 65. Senior Counsel of the law firm of Orrick, Herrington & Sutcliffe since January 1995. He was formerly a senior partner and a member of the Executive Committee of that firm. He was also a Trustee of the Museum of the City of
     New York from 1977-1995.                                              1996                     [ ]

--------------------------

**  Member of the Audit Committee.
+   Member of the Nominating Committee.

         The Adviser has instituted a policy applicable to all registered investment companies to which the Adviser provides investment advisory services including the Fund (collectively, the "Alliance Fund Complex") contemplating that each Director will invest specified minimum amounts and (in most cases) an overall total of at least $150,000 in shares of investment companies within the Alliance Fund Complex. As of the Record Date, the Directors and officers of the Fund as a group owned less than 1% of the shares of the Fund.

         During the Fund's fiscal year ended October 31, 1999 (the "1999 fiscal year"), the Board of Directors met [nine] times, the Audit Committee met [twice] for the purposes described below in Proposal Two and the Nominating Committee of the Fund did not meet. Both the Audit Committee and the Nominating Committee are standing committees of the Board. The Nominating Committee considers individuals for nomination to fill vacancies on the Board of Directors. It does not currently consider for nomination candidates proposed by stockholders.

         The Fund does not pay any fees to, or reimburse expenses of, any Director during a time in which such Director is considered an "interested person" of the Fund. The aggregate compensation paid by the Fund to each of the Directors during the 1999 fiscal year, the aggregate compensation paid to each of the Directors during calendar year 1999 by all of the investment companies in the Alliance Fund Complex and the total number of investment companies and investment portfolios within the Alliance Fund Complex with respect to which each of the Directors serves as a director or trustee are set forth below. Neither the Fund nor any other investment company in the Alliance Fund Complex provides compensation in the form of pension or retirement benefits to any of its directors or trustees.

                                                                                    Total Number of      Total Number of
                                                                                      Investment           Investment
                                                             Total Compensation    Companies in the     Portfolios within
                                           Aggregate         from the Alliance       Alliance Fund      the Alliance Fund
                                       Compensation from       Fund Complex,      Complex, including   Complex, including
                                      the Fund during the   including the Fund,     the Fund, as to      the Fund, as to
                                       Fiscal Year Ended      during the 1999     which the Director   which the Director
  Name of Director of the                 October 31,            Calendar        is a Director or a   is a Director or a
           Fund                              1999                   Year                Trustee              Trustee
  --------------------------           -------------------   ------------------- -------------------- ---------------------
John D. Carifa                                   $0                     $0               [50]                 [103]
Ruth Block                                   $3,617               $154,263               [38]                 [80]
David H. Dievler                             $3,735               $210,188               [45]                 [87]
John H. Dobkin                               $3,737               $206,488               [42]                 [84]
William H. Foulk, Jr.                        $3,738               $246,413               [45]                 [98]
Dr. James M. Hester                          $3,740               $164,138               [39]                 [81]
Clifford L. Michel                           $3,740               $183,388               [39]                 [83]
Donald J. Robinson                           $2,984               $140,813               [41]                 [92]


         Your Board of Directors recommends that the stockholders vote "FOR" the election of each of the foregoing nominees to serve as a Director of the Fund.

                                  PROPOSAL TWO

              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

         The Board of Directors, including a majority of the Directors who are not "interested persons" of the Fund, as defined in the 1940 Act, at a meeting held on [_______, 2000], selected PricewaterhouseCoopers LLP, independent accountants to audit the accounts of the Fund for the fiscal year ending October 31, 2000. PricewaterhouseCoopers LLP (or its predecessor) has audited the accounts of the Fund since [__________] and does not have any direct financial interest or any material indirect financial interest in the

Fund. The affirmative vote of a majority of the votes cast at the Meeting is required to ratify the selection of PricewaterhouseCoopers LLP as independent accountants of the Fund.

         A representative of PricewaterhouseCoopers LLP is expected to attend the Meeting and to have the opportunity to make a statement and to respond to appropriate questions from stockholders. The Audit Committee of the Board of Directors meets with representatives of PricewaterhouseCoopers LLP to discuss the scope of their engagement and to review the financial statements of the Fund and the results of their examination thereof.

         Your Board of Directors recommends that the stockholders vote "FOR" the ratification of the selection of PricewaterhouseCoopers LLP as independent accountants of the Fund.

                            PROPOSAL THREE

                        APPROVAL OF A PROPOSAL
             TO AMEND THE INVESTMENT ADVISORY AGREEMENT TO
                 INCREASE THE INVESTMENT ADVISORY FEE
            AND REVISE THE ADVISORY FEE BREAKPOINT SCHEDULE

         At a meeting of the Board of Directors held on July 19-20, 2000, the Directors considered and approved the Adviser's proposal that the Fund's Advisory Agreement be amended as described below to increase the advisory fee payable by the Fund to the Adviser and revise the current advisory fee breakpoint schedule and resolved to recommend the amendment to the stockholders for their approval. Approval of Proposal Three requires the affirmative vote of "a majority of the outstanding voting securities" as defined by the 1940 Act, which means the lesser of (i) 67% or more of the voting securities of the Fund present or represented at the Meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy, or (ii) more than 50% of the outstanding voting securities of the Fund.

         If the stockholders of the Fund do not approve the amendment to increase the advisory fee and revise the advisory fee breakpoint schedule, the Board of Directors will consider other appropriate action.

         Your Board of Directors recommends that the stockholders vote "FOR" the approval of Proposal Three.

                        Summary of the Proposal

         At the Boards July 19-20, 200 Meeting, the Adviser presented data to the Directors indicating that the Fund's current advisory fee is significantly below both the average fee for funds with similar investment objectives and the average fees paid by those funds that the Adviser has identified as the Fund's main competitors. The Adviser noted that the Fund's lower than average advisory fee is the result of its inherited fee breakpoint schedule, which had been in place for many years when the Adviser assumed management of the Fund in 1986 and which, because it contains breakpoints at asset levels which are low in light of the Fund's growth in recent years, does not take into account the Fund's growth in recent years. The proposed increase in the advisory fee and the new proposed breakpoint schedule are designed to bring the fee closer to, but yet still below the industry averages, although somewhat above the average of fees paid by some of the Adivser's main competitors.

         Proposed Fee. As approved by the Directors, the Fund's proposed
         ------------
advisory fee would be .625 of 1% of the first $5 billion, .60 of 1% of the excess over $5 billion up to $7.5 billion, .575 of 1% of the excess over $7.5 billion up to $10 billion and .55 of 1% of the excess over $10 billion of the average daily value of the Fund's net assets. At the Fund's current asset level of $4.7 billion, the effective fee rate under the Proposal would be .625%. If the Proposal is approved by the stockholders the new advisory fee would become effective promptly following such approval. This proposed fee differs slightly from the fee initially proposed to the Board of Directors by the Adviser. See "Board Considerations" below.

         Current Fee. The Fund's current advisory fee is .625 of 1% of the first
         -----------
$200 million, .50 of 1% of the excess over $200 up to $400 million and .45 of 1% of any excess over $400 million of the average daily value of the Fund's net assets. At the Fund's net asset level as of June 30, 2000, its effective fee rate was .46%.

                         Board Considerations

         In its deliberations concerning the Adviser's proposal that they approve the proposed increase in the advisory fee and revisions to the advisory fee breakpoint schedule, the Directors considered that the Fund has been experiencing superior investment performance and that the Fund's current advisory fee is significantly below industry norms. The Directors reviewed a comparison of the Fund's investment performance, advisory fee and expense ratio against both the larger universe of the multi-cap value funds tracked by Lipper Analytical Services, Inc. ("Lipper") and smaller universe, prepared by the Adviser and based upon recent data supplied by Lipper of the seven best selling salesforce-distributed funds, including the Fund (the "Key Competitor Universe") and the largest salesforce-distributed multicap value funds, including the Fund (the "Adviser's Competitor Universe"). The Adviser's Competitor Universe included only one competitive fund per complex. The comparison reflects that, as of June 30, 2000, measured against the broader universe of Lipper multi-cap funds, the Fund has achieved top decile performance for the 3-year and 5-year periods and near top quartile performance (124 of 482, or top 26%) for the 1-year period. Measured against the more narrow Key Competitor Universe, the Fund's performance was second out of seven funds for the 3-year and 5-year periods and fourth and third for the 1-year and 6-month periods, respectively, ending on June 30, 2000. In addition, the Adviser provided the Directors with information that indicated that the Fund significantly outperformed the Adviser's Competitor Universe by approximately 403, 738 and 562 basis points for the one, three and five year periods, respectively, ended May 31, 2000.

         The Adviser further noted to the Directors that while the Fund's performance has been exceptional, the current effective advisory fee rate of
 .46% is well below the Lipper multi-cap value fund average and median fees of .76% and .77%, respectively, and significantly below the .628% and .614% average fees of the Adviser's Competitor Universe at the $3 billion and $5 billion asset levels, respectively. The Adviser also noted that the Fund's current effective fee is slightly below the average .48% fee of funds of similar size and distribution.

         In addition, the Adviser informed the Directors that under its proposed fee schedule, the Fund's effective fee rate of .638% at its asset level as of June 30, 2000 would remain well below the average and median of the larger

Lipper peer group, but would be slightly above the average of the Adviser's Competitor Universe and somewhat above the average of the Key Competitor Universe. The Adviser stated that it believed that this fee is appropriate given the research intensive nature of the Adviser's disciplined investment process and the Fund's consistently superior long-term performance against these smaller groups.

         The Adviser also noted that the Fund's current expense ratio of .910% is in line with the .872% average of a group of five salesforce-distributed multi-cap value funds of similar size and distribution and well below the 1.38% Lipper average. The Adviser informed the Directors that, if the Proposal is approved, it expected that the Fund's current expense ratio would remain well below the Lipper average, although it would be somewhat higher than the average of funds of similar size and distribution.

         As proposed by the Adviser, the advisory fee would have been increased to .650 of 1% of the first $2.5 billion, .625 of 1% of the next $2.5 billion,
 .600 of 1% of the next $2.5 billion, .575 of 1% of the next $2.5 billion and .550 of 1% of the excess over $10 billion, of the average daily value of the
Fund's net assets.

         In its deliberations on the proposed increase in the advisory fee, the Board of Directors reviewed the materials provided by the Adviser and considered, among other things, the following: (1) the performance of the Fund, noting the Fund had outperformed both the Larger Lipper Universe and the smaller Key Competitor and Adviser's Competitor Universes, (2) the level of the proposed fee as compared to the fees paid by other funds in the Lipper Universe, the Adviser's Competitor Universe and the universe of the funds of similar size and distribution, (3) the nature and quality of the services rendered by the Adviser, (4) actual expense ratios of the Fund as of June 30, 2000 and pro-forma expense ratios assuming adoption of the proposed fee increase, and (5) the profitability of the Fund to the Adviser for calendar year 1999 and pro-forma data regarding the profitability of the Fund to the Adviser assuming adoption of the proposed fee increase .

         Following the Adviser's presentation, the independent Directors consulted separately with their independent counsel. Thereafter, the Directors met with representatives of the Adviser and indicated their general agreement with the proposal presented by the Adviser but stated their belief that it would be more suitable to reduce the fee at the initial breakpoint from .650% on the first $2.5 billion to .625% on the first $5 billion and to thereafter continue with the breakpoint schedule as proposed. In response, the Adviser indicated its willingness to accept this recommendation of the disinterested Directors, after which the Directors and the disinterested Directors as a whole, approved the proposal and determined to recommend the proposal to shareholders for their approval.

                                Fees and Expenses

         The following tables describe, for each of the Fund's four classes of shares, the Fund's operating expenses for the 1999 fiscal year, including the advisory fee, and the Fund's corresponding pro forma fees and expenses for the 1999 fiscal year, including the advisory fee, if the Proposal is approved.

                Current Annual Fund Operating Expenses
             (expenses that are deducted from Fund assets)

------------------------------------- -------------------- --------------------- ---------------------- ----------------------
                                            Class A              Class B                Class C             Advisor Class
------------------------------------- -------------------- --------------------- ---------------------- ----------------------
Advisory fees                                .47%                  .47%                  .47%                   .47%
------------------------------------- -------------------- --------------------- ---------------------- ----------------------
Distribution (12b-1) fees                    .24%                 1.00%                  1.00$                  None
------------------------------------- -------------------- --------------------- ---------------------- ----------------------
Other expenses                               .22%                  .23%                  .22%                   .21%
------------------------------------- -------------------- --------------------- ---------------------- ----------------------
Total fund operating expenses                .93%                 1.70%                  1.69%                  .68%
------------------------------------- -------------------- --------------------- ---------------------- ----------------------


               Pro Forma Annual Fund Operating Expenses
             (expenses that are deducted from Fund assets)

------------------------------------- -------------------- --------------------- ---------------------- ----------------------
                                            Class A              Class B                Class C             Advisor Class
------------------------------------- -------------------- --------------------- ---------------------- ----------------------
Advisory fees                                .63%                  .63%                  .63%                   .63%
------------------------------------- -------------------- --------------------- ---------------------- ----------------------
Distribution (12b-1) fees                    .24%                 1.00%                  1.00%                  None
------------------------------------- -------------------- --------------------- ---------------------- ----------------------
Other expenses                               .22%                  .23%                  .22%                   .21%
------------------------------------- -------------------- --------------------- ---------------------- ----------------------
Total fund operating expenses               1.09%                 1.86%                  1.85%                  .84%
------------------------------------- -------------------- --------------------- ---------------------- ----------------------

                               Examples

         The Examples are to help you compare the cost of investing in the Fund with the cost of investing in other funds. They assume that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. They also assume that your investment has a 5% return each year, that the Fund's operating expenses stay the same and that all dividends and distributions are reinvested. Your actual costs may be higher or lower. Although Proposal Three involves no change in such charges, for the sake of comparison these examples also include the 4.25% maximum sales charge imposed on purchases of Class A shares and the 4.0% and 1.0% maximum deferred sales charges imposed as a percentage of the original purchase price or redemption proceeds, whichever is lower, of Class B shares and Class C shares, respectively.

Current Examples

------------------------- --------------------- ------------------------ ----------------------- -----------------------------
                          Class A               Class B                  Class C                 Advisor Class
------------------------- --------------------- ------------------------ ----------------------- -----------------------------
After 1 year              $516                  $573                     $272                    $69
------------------------- --------------------- ------------------------ ----------------------- -----------------------------
After 3 years             $709                  $736                     $533                    $218
------------------------- --------------------- ------------------------ ----------------------- -----------------------------
After 5 years             $918                  $923                     $918                    $379
------------------------- --------------------- ------------------------ ----------------------- -----------------------------
After 10 Years            $1,519                $1,804+                  $1,998                  $847
------------------------- --------------------- ------------------------ ----------------------- -----------------------------

+    Assumes Class B shares convert to Class A shares after eight years.

Pro Forma Examples

------------------------- --------------------- ------------------------ ----------------------- -----------------------------
                          Class A               Class B                  Class C                 Advisor Class
------------------------- --------------------- ------------------------ ----------------------- -----------------------------
After 1 year              $531                  $589                     $288                    $86
------------------------- --------------------- ------------------------ ----------------------- -----------------------------
After 3 years             $757                  $785                     $582                    $268
------------------------- --------------------- ------------------------ ----------------------- -----------------------------
After 5 years             $1,000                $1,006                   $1,001                  $466
------------------------- --------------------- ------------------------ ----------------------- -----------------------------
After 10 Years            $1,697                $1,979+                  $2,169                  $1037
------------------------- --------------------- ------------------------ ----------------------- -----------------------------

+    Assumes Class B shares convert to Class A shares after eight years.

         The Adviser received aggregate advisory fees from the Fund in the amount of $13,402,371 for the 1999 fiscal year. If the proposed fee had been in effect during the 1999 fiscal year, the Adviser would have received an aggregate amount of $17,989,404, representing an increase of 34.2%

                          Investment Advisory Agreement

         The current Advisory Agreement, dated July 22, 1992, was approved by a majority of the outstanding voting securities of the Fund at a meeting held on June 11, 1992.

         Under the Advisory Agreement, the Adviser furnishes advice and recommendations with respect to the Fund's portfolio of securities and investments and provides persons satisfactory to the Board of Directors to act as officers and employees of the Fund. These officers and employees, as well as certain Directors of the Fund, may be employees of the Adviser or its affiliates.

         The Advisory Agreement is to remain in effect for successive twelve-month periods, provided that such continuance is specifically approved at least annually by the Fund's Directors or by majority vote of the holders of the outstanding voting securities of the Fund and in either case by a majority of the Directors who are not parties to the Advisory Agreement, or interested persons, as defined in the 1940 Act, of any such party, at a meeting in person called for the purpose of voting on such matter. Continuance of the Advisory Agreement for another annual term was approved by the Directors, including a majority of the Directors who are not "interested persons" as defined in the 1940 Act, at a meeting of the Board of Directors held on July 19-20, 2000.

         The Advisory Agreement may be terminated without penalty on 60 days' written notice by a vote of a majority of the Fund's outstanding voting securities or by a vote of a majority of the Fund's Directors, or by the Adviser on 60 days' written notice, and will automatically terminate in the event of its assignment. The Advisory Agreement provides that the Adviser shall not be liable thereunder for any mistake of judgment or in any event whatsoever, except for lack of good faith, provided that the Adviser shall be liable to the Fund and stockholders by reason of willful misfeasance, bad faith or gross negligence, or of reckless disregard of its obligations and duties under the Advisory Agreement.

         As to the obtaining of services other than those specifically provided to the Fund by the Adviser, the Fund may employ its own personnel. For such services, it also may utilize personnel employed by the Adviser or other subsidiaries of The Equitable Life Assurance Society of the United States ("Equitable") and, in that event, the services are to be provided to the Fund at cost and the payments therefore must be specifically approved by the Fund's Directors. The Fund paid to the Adviser a total of $130,000 for the cost of certain administrative, accounting, bookkeeping, legal and compliance services to the Fund during the 1999 fiscal year.

                               Investment Adviser

         Alliance Capital Management L.P. (the "Adviser"), a Delaware limited partnership with principal offices at 1345 Avenue of the Americas, New York,

New York 10105, has been retained under the Advisory Agreement to provide investment advice and, in general, to conduct the management and investment program of the Fund under the supervision of the Fund's Board of Directors. The Adviser is a leading international investment adviser supervising client accounts with assets as of June 30, 2000 totaling more than $388 billion (of which more than $185 billion represented assets of investment companies). As of June 30, 2000, the Adviser managed retirement assets for many of the largest public and private employee benefit plans (including 29 of the nation's FORTUNE 100 companies), for public employee retirement funds in 33 states, for investment companies, and for foundations, endowments, banks and insurance companies worldwide. As of June 30, 2000 the 52 registered investment companies managed by the Adviser, comprising 122 separate investment portfolios, had more than 6.1 million shareholder accounts.

         Alliance Capital Management Corporation, with principal offices at 1345 Avenue of the Americas, New York, New York 10105, is the general partner of the Adviser and a wholly owned subsidiary of Equitable. Equitable, with principal offices at 1290 Avenue of the Americas, New York, New York 10104, one of the largest life insurance companies in the United States, is the beneficial owner of an approximately 55.4% partnership interest in the Adviser. Alliance Capital Management Holding L.P. ("Alliance Holding") owns an approximately 41.9% partnership interest in the Adviser.1 Equity interests in Alliance Holding are traded on the New York Stock Exchange in the form of units. Approximately 98% of such interests are owned by the public and management or employees of the Adviser and approximately 2% are owned by Equitable. Equitable is a wholly owned subsidiary of AXA Financial, Inc. ("AXA Financial"), a Delaware corporation with principal offices at 1290 Avenue of the Americas, New York, New York 10104, whose shares are traded on the New York Stock Exchange. AXA Financial serves as the holding company for the Adviser, Equitable and Donaldson, Lufkin & Jenrette, Inc. ("DLJ"), an integrated investment and merchant bank. As of June 30, 1999, AXA, a French insurance holding company, with principal offices at 25, Avenue Matignon, 75008 Paris, France, owned approximately 58.2% of the issued and outstanding shares of common stock of AXA Financial.

    Distribution and Transfer Agency Fees and Payments to Affiliated Brokers

         The Fund has entered into a Distribution Services Agreement (the Distribution Agreement") with Alliance Fund Distributors, Inc., the Fund's principal underwriter, to permit it to distribute the Fund's shares and to permit the Fund to pay distribution services fees to defray expenses associated with the distribution of its Class A shares, Class B shares and Class C shares in accordance with a plan of distribution which is included in the Distribution Agreement and has been duly adopted and approved in accordance with Rule 12b-1 under the 1940 Act. During the Fund's 1999 fiscal year, the Fund paid distribution services fees for expenditures under the Distribution Agreement of $3,081,790 with respect to Class A shares,

------------------------
1 Until October 29, 1999, Alliance Holding served as the investment adviser to the Fund. On that date, Alliance Holding reorganized by transferring its business to the Adviser. Prior thereto, the Adviser had no material business operations. One result of the organization was that the Advisory Agreement, then between the Fund and Alliance Holding, was transferred to the Adviser by means of a technical assignment, and ownership of Alliance Fund Distributors, Inc. and Alliance Fund Services, Inc., the Fund's principal underwriter and transfer agent, respectively, also was transferred to the Adviser.

$12,625,937 with respect to Class B shares, and $3,197,078 with respect to Class C shares.

         Alliance Fund Services, Inc., an indirect wholly-owned subsidiary of the Adviser located at 500 Plaza Drive, Secaucus, New Jersey 07094, receives a transfer agency fee per account holder of each of the Class A shares, Class B shares, Class C shares and Advisor Class shares of the Fund, plus reimbursement for out-of-pocket expenses. For the Fund's 1999 fiscal year, the Fund paid AFS $3,157,091 for transfer agency services.

         Distribution and transfer agency services will continue following the approval of the Proposal.

         During the Fund's fiscal year ended October 31, 1999, brokerage commissions amounting in the aggregate to $288,596 were paid to DLJ and brokerage commissions amounting in the aggregate to $0 were paid to brokers utilizing the Pershing Division of DLJ. During such fiscal year, the brokerage commissions paid to DLJ constituted 5.04%% of the Fund's aggregate brokerage commissions and the brokerage commissions paid to brokers utilizing the Pershing Division of DLJ constituted 0% of the Fund's aggregate brokerage commissions. As discussed above, DLJ is an affiliate of the Adviser.

                     Other Fund Advised by the Adviser with
                          Similar Investment Objectives

         The Growth and Income Portfolio of Alliance Variable Products Series Fund, Inc. (the "Variable Portfolio") has an investment objective that is similar to that of the Fund. The fees paid to the Adviser pursuant to an advisory agreement in effect for the Variable Portfolio are .625% (as a percentage of average daily net assets). For the Variable Portfolio's fiscal year ending December 31, 2000, the Adviser has agreed to waive its fee and bear certain expenses so that its total expenses do not exceed on an accrued basis
 .95% for Class A shares and 1.20% for class B shares. Because the Variable Portfolio's total expenses are presently below these limits, the Adviser is not currently waiving its fee or reimbursing expenses. The average net assets of the Variable Portfolio for the year ended December 31, 1999 were $454,233,904.

                                  PROPOSAL FOUR

                             APPROVAL OF A PROPOSAL
                          TO AMEND A FUNDAMENTAL POLICY
                   TO PERMIT SECURITIES LENDING TO THE EXTENT
                            PERMITTED BY THE 1940 ACT

         The fundamental policies of the Fund currently do not permit the lending of securities. Under the Fund's current policy, the Fund may not make loans except certain call loans upon collateral security. At its September 7, 2000 Special Meeting, the Adviser informed the Directors that it was developing, for the Directors consideration, proposed securities lending arrangements for many Alliance Mutual Funds, including the Fund. The Adviser noted that the proposed arrangements would enable each participating fund to earn incremental investment income through the lending of a portion of the Fund's portfolio securities on terms designed to avoid any impingement of the Fund's ongoing investment process. The Adviser stated that in anticipation of these recommendations, it was recommending the revision of the Fund's fundamental investment restriction generally prohibiting the Fund from engaging in securities lending. At the September 7, 2000 Meeting, the Board of Directors approved the Adviser's recommendation that this fundamental policy be revised to permit the Fund to engage in securities lending to the extent permitted by the 1940 Act. The Board further resolved to recommend this change to the Fund's stockholders for their approval.

         In recommending this change, the Adviser informed the Board that this absolute prohibition was not required by the 1940 Act. The Adviser noted that this restriction was required by state "blue sky" laws that were nullified by the federal preemption of state regulation of mutual fund prospectuses passed by Congress in 1996. The Adviser noted that in order to ensure that the Fund can continue to compete with newer funds created after federal preemption that are not so constrained as well as older funds that changed their lending policies to permit securities lending, it was recommending that this fundamental policy be revised so as to provide the Fund with essentially the same investment flexibilty to engage in securities lending as is possessed by the majority of the Alliance Mutual Funds, which are permitted to engage in securities lending to the extent permitted by the 1940 Act.

         Based on the information provided by the Adviser, the Directors approved the Adviser's proposal and recommended its approval by the Fund's stockholders. The proposed revised fundamental policy would provide as follows:

                  The Fund may not make loans to other persons, except that the Fund may lend its portfolio securities in accordance with applicable law. The acquisition of investment securities or other investment instruments shall not be deemed to be the making of a loan.

         If the proposed revised policy is adopted by the stockholders, under current law the Fund would be able to lend portfolio securities up to a maximum in value of 33 1/3% of its total assets (including collateral for any stock loaned). It is currently expected that the Fund would lend securities only on a fully collateralized basis and only to borrowers deemed by the Adviser to be of sound financial standing. While any such loan is outstanding, it would generally be secured by collateral in the form of cash or securities issued or guaranteed by the U.S. Government, equal at all times to at least 100% of the current market value of the loaned securities plus, if applicable, accrued interest. All such loans could be terminated at any time by either the Fund (entitling the Fund to the return of the loaned securities at the end of the customary settlement period for the type of securities loaned) or the borrower. It is currently expected that the transactions would be structured so that the Fund would retain rights of ownership of the loaned securities, including rights to dividends, interest or other distributions on the loaned securities. Voting rights would pass with the lending, although the Fund would be able to call loans to vote proxies if desired.

         Approval of this proposal requires the affirmative vote of "a majority of the outstanding voting securities" defined herein. If the stockholders of the Fund do not approve the amendment to the Fund's fundamental policy to permit lending to the extent permitted by the 1940 Act, the policy will remain unchanged.

         Your Board of Directors recommends that the stockholders vote "FOR" the approval of Proposal Four.

                                  PROPOSAL FIVE

   APPROVAL OF A PROPOSAL TO RECLASSIFY THE FUND'S FUNDAMENTAL POLICY RELATING TO PORTFOLIO DIVERSIFICATION AS A NON-FUNDAMENTAL POLICY AND THE REVISION OF THAT POLICY TO PERMIT THE FUND TO FULLY UTILIZE THE INVESTMENT LATITUDE
                FOR DIVERSIFIED FUNDS ESTABLISHED BY THE 1940 ACT

         Although the Fund is a "diversified" investment company under the 1940 Act, it has a fundamental policy that is more restrictive than that required of a diversified investment company under the 1940 Act. To be "diversified" under the 1940 Act, an investment company must not, with respect to 75% of its total assets, invest more than 5% of its total assets in the securities of any one issuer (the "5% limit") or acquire more than 10% of the outstanding voting securities of any one issuer (the "10% limit"). Up to 25% of its total assets (the "25% basket") may be invested without regard to these restrictions (i.e. up to 25% in one or more issuers).

         Under the Fund's current fundamental policy, the 5% and 10% limits apply to 100% of its total assets, not to 75% of its total assets as is permissible under the 1940 Act. This restriction was required by state "blue sky" laws that were nullified by the federal preemption of state regulation of mutual fund prospectuses passed by Congress in 1996. At its September 7, 2000 Special Meeting, the Board of Directors approved the Adviser's recommendation that this fundamental policy be reclassified as non-fundamental and be revised to permit the Fund to invest in accordance with the limits contained in the 1940 Act for diversified investment companies. In making its recommendation, the Adviser noted that these changes would enable the Fund to remain competitive with newer funds that are not subject to these restrictions, as well as older funds that changed their diversification policies to remove similar restricitons, and would allow the Fund the flexibility to take larger positions within its non-diversified 25% basket when the Adviser deems appropriate. The Adviser further noted that reclassifying this policy as non-fundamental would allow the Fund to respond more quickly to any changes in the 1940 Act diversification standard without the delay or expense of a stockholder vote. The Adviser stated that it believed that the adoption of this change would not materially affect the operation of the Fund, although it was expected that the Fund would avail itself of the occasional opportunities presented by the non-diversified 25% basket. The returns of a fund that may invest 25% of its total assets in a single issuer may be more dependent on a single stock and may be more volatile than those of a fund that is subject to a lower limit on such investments.

         Approval of Proposal Five requires the affirmative vote of "a majority of the outstanding voting securities" defined herein. If the stockholders of the Fund do not approve the Fund's fundamental policy with respect to the diversification of the Fund's investments, the policy will remain unchanged.

         Your Board of Directors recommends that the stockholders vote "FOR" the approval of Proposal Five.

                                   HOW TO VOTE

         You may vote your shares by mail by signing and returning the enclosed proxy card, by telephone, or over the Internet.

         Voting by Mail or in Person. If you wish to participate at the Meeting,
         ---------------------------
but do not wish to give a proxy by telephone or via the Internet, you can complete, sign and mail the enclosed proxy card or attend the Meeting in person.

         Internet and Telephone Voting. You may give your voting instructions
         -----------------------------
via the Internet or by touch-tone telephone by following the instructions provided on your proxy card.

                 INFORMATION AS TO THE FUND'S PRINCIPAL OFFICERS

         The principal officers of the Fund and their principal occupations during the past five years are as follows:

         JOHN D. CARIFA, Chairman and President (see page [__] for biographical information).

         KATHLEEN A. CORBET, Senior Vice President, [39], is an Executive Vice President of Alliance Capital Management Corporation ("ACMC"), with which she has been associated since prior to 1995.

         PAUL C. RISSMAN, Senior Vice President, [43], is a Senior Vice President of ACMC, with which he has been associated since prior to 1995.

         THOMAS J. BARDONG, Vice President, [54], is a Senior Vice President of ACMC, with which he has been associated since prior to 1995.

         FRANK V. CARUSO, Vice President, [43], is a Senior Vice President of [Shields/ACMC], with which he has been associated since prior to 1995.

         EDMUND P. BERGAN, JR., Secretary, [50], is a Senior Vice President and the General Counsel of Alliance Fund Distributors, Inc. ("AFD") and Alliance Fund Services, Inc. ("AFS"), with which he has been associated since prior to 1995.

         ANDREW L. GANGOLF, Assistant Secretary, [45], is a Vice President and Assistant General Counsel of AFD, with which he has been associated since prior to 1995.

         DOMENICK PUGLIESE, Assistant Secretary, [38], is a Vice President and Assistant General Counsel of AFD, with which he has been associated since May 1995. Prior thereto, he was a Vice President and Counsel of Concord Holding Corporation since prior to 1995.

         MARK D. GERSTEN, Treasurer and Chief Financial Officer, [49], is a Senior Vice President of AFS and a Vice President of AFD, with which he has been associated since prior to 1995.

         VINCENT S. NOTO, Controller, [35], is a Vice President of AFS, with which he has been associated since prior to 1995.

         The address of Messrs. Carifa, Rissman, Bardong, Caruso, Bergan, Gangolf and Pugliese and Ms. Corbet is c/o Alliance Capital Management, L.P., 1345 Avenue of the Americas, New York, New York 10105. The address of Messrs. Gersten and Noto is c/o Alliance Fund Distributors, Inc., 500 Plaza Drive, Secaucus, New Jersey 07094.

         All of the officers of the Fund are employees of the Adviser and officers of ACMC, the general partner of the Adviser, or a wholly-owned subsidiary of the Adviser. The only officer or Director of the Fund who beneficially owns more than 1% of the outstanding equity securities of the Adviser is John D. Carifa, Chairman of the Board of Directors, who is the President, Chief Operating Officer and a Director of ACMC. Mr. Carifa beneficially owns approximately [__]% of such securities.

                                 STOCK OWNERSHIP

         According to information filed with the Commission, the following persons were the beneficial owners of more than 5% of any class of the Fund's outstanding common stock as of the Record Date.

                                                                                                 Percent of Common
                                                                                               Stock Based on Shares
                                                            Amount of Beneficial Ownership       Outstanding as of
          Name and Address of Beneficial Owner                         and Class                  the Record Date
          ------------------------------------                         ---------                  ---------------
[Bank of New York
AFM and EPW Fund 9
1 Wall Street
New York, NY 10005-2500]                                            [______________
                                                                    (Advisor Class)]                  [__%]
[Amalgamated Bank of New York
C/F TWU PVT BUS LINES
Pension Trust-Amivest
Discretionary Investment Manager
P.O. Box 370 Cooper Station
New York, NY 10276-0370]                                            [______________
                                                                    (Advisor Class)]                 [___%]
[Trust for Profit Sharing
For Alliance Capital Employees
1345 Avenue of the Americas
New York, NY 10105]                                                 [______________
                                                                    (Advisor Class)]                 [___%]


                             REPORTS TO STOCKHOLDERS

         The Fund will furnish each person to whom this Proxy Statement is delivered with a copy of the Fund's latest annual report to stockholders upon request and without charge. To request a copy, please call Alliance Fund Services, Inc. at (800) 227-4618 or contact [Edmund P. Bergan, Jr.] at Alliance Capital Management L.P., 1345 Avenue of the Americas, New York, New York 10105.



                                            By Order of the Board of Directors,



                                            Edmund P. Bergan, Jr.
                                            Secretary

New York, New York
September 22, 2000

                                                Alliance Growth and
                                                  Income Fund, Inc.

                                            ----------------------------------

                                                       (LOGO)

                                            Alliance Capital Management L.P.


                                            ----------------------------------


                                            NOTICE OF SPECIAL MEETING
                                            OF STOCKHOLDERS AND
                                            PROXY STATEMENT

                                            November 2, 2000

          PROXY IN CONNECTION WITH THE SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON NOVEMBER 2, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Alliance Growth and Income Fund, Inc., a Maryland corporation (the "Corporation"), hereby appoints each of Reid Conway and Carol
H. Rappa, or either of them, as proxies for the undersigned, each with full power of substitution, to attend the Special Meeting of Stockholders of the Corporation to be held at 11:00 a.m., Eastern Time, on November 2, 2000 at the offices of the Corporation, 1345 Avenue of the Americas, 33rd Floor, New York, New York 10105, and any postponement or adjournment thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Special Meeting and otherwise to represent the undersigned with all powers possessed by the undersigned if personally present at the Special Meeting. The undersigned hereby acknowledges receipt of the Notice of Meeting and accompanying Proxy Statement.


                    VOTE BY RETURNING THE SIGNED PROXY CARD
                                        OR
                    VOTE VIA THE INTERNET: https://vote.proxy-direct.com
                                        OR
                    VOTE BY TELEPHONE BY CALLING TOLL-FREE: 1-800-597-7836

                         CONTROL NUMBER:


                         Please sign exactly as your name appears on the books of the Corporation. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

                         _____________________________________________________
                         Signature of Stockholder

                         _____________________________________________________
                         Signature of joint owner, if any

                         _______________________________________________, 2000
                         Dated

If this proxy is properly executed, the votes entitled to be cast by the undersigned will be cast in the manner directed below. If no direction is made as regards a particular proposal or other matter, the votes entitled to be cast by the undersigned will be cast "FOR" proposals one through five listed below, "FOR" any postponement or adjournment of the Special Meeting with respect to any proposal described in the proxy statement in the event that sufficient votes in favor of the position on such proposal recommended by the Board of Directors are not timely received, and in the discretion of the Proxy holder(s) on any other matters that may properly come before the Special Meeting or any adjournment or postponement thereof.

Please refer to the Proxy Statement for a discussion of each of the proposals.


                              PLEASE MARK VOTES AS IN THIS EXAMPLE:  [X]

1.  Election of Directors.

    01 John D. Carifa      05 William H. Foulk, Jr.  For All   With-  For All
    02 Ruth Block          06 Dr. James M. Hester    Nominees  hold   Except
    03 David H. Dievler    07 Clifford L. Michel     [ ]       [ ]    [ ]
    04 John H. Dobkin      08 Donald J. Robinson

    If you do not wish your shares voted "For" any particular Nominee, mark the "For All Except" box and write the number(s) for the Nominee(s) on the line provided below.

     ________________________________________

Your Board of Directors urges you to vote "FOR" the election of all Nominees.

2.  Ratification of the selection            For         Against     Abstain
    of PricewaterhouseCoopers LLP            [ ]           [ ]         [ ]
    as the Corporation's independent
    accountants for its fiscal year
    ending October 31, 2000.

    Your Board of Directors urges you to vote "FOR" Proposal Two.

3.  Approval of an amendment                   For       Against     Abstain
    to the Corporation's Investment Advisory      [ ]      [ ]         [ ]
    Agreement with the Adviser to
    provide for an increase in the
    advisory fee payable by the Corporation
    to the Adviser and revise the investment advisory fee breakpoint schedule.

Your Board of Directors urges you to vote "FOR" Proposal Three.

4.  Approve of an amendment of a               For       Against   Abstain
    fundamental policy to permit               [ ]         [ ]        [ ]
    the Corporation to engage in securities
    lending to the extent permitted by
    the Investment Company Act of 1940,
    as amended (the "1940 Act").

Your Board of Directors urges you to vote "FOR" Proposal Four.

5.  To approve the reclassification of         For     Against     Abstain
    the Corporation's fundamental policy       [ ]       [ ]         [ ]
    relating to portfolio diversification
    as a non-fundamental policy and the
    revision of that policy to permit
    the Corporation to fully utilize the
    investment latitude for diversified
    funds established by the 1940 Act.

Your Board of Directors urges you to vote "FOR" Proposal Five.

      PLEASE VOTE, DATE AND SIGN ON THE REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE IF YOU ARE NOT VOTING VIA THE INTERNET OR BY TELEPHONE.